EXHIBIT 10.1

Amendment No. 1

to

EDGEN/MURRAY, L.P. INCENTIVE PLAN

(For Edgen and its Subsidiaries)

as adopted December 15, 2005 (the “Plan”)

Acting pursuant to the authority reserved to it in Section 8 of the Plan, Edgen/Murray GP, LLC, the General Partner of Edgen/Murray, L.P., in its capacity as Administrator of the Plan, as that term is defined in Section 2.4 of the Plan, hereby adopts the follow amendment to the Plan:

1. Section 2.14 (“Edgen Equity Value”) is hereby amended to read as follows:

2.14 “Edgen Equity Value” means the amount, in dollars, obtained by multiplying Edgen’s EBITDA for Edgen’s calendar year accounting period immediately preceding the date as of which Equity Value is to be determined, by the number 5.76, and subtracting from that product (a) all Indebtedness for Borrowed Money of Edgen and its Subsidiaries outstanding on the last day of that same accounting period, (b) an assumed preferred equity value calculated by assuming an initial preferred equity value at May 31, 2006 of $24,073,500 and adding to that amount an accumulating dividend accrued on a daily basis at the rate of 8.50% per annum, compounded annually, (c) the aggregate liquidation preferences (including accrued but unpaid dividends) not taken into account in (b) immediately preceding, of all shares of any equity security of Edgen or any Subsidiary that, in the event of the Edgen’s liquidation, entitles the holders of such securities to be paid before the holders of Edgen Common Stock and that are outstanding on the last day of that same accounting period, offset by (d) the amount of cash and cash equivalents on Edgen’s balance sheet on the last day of that same accounting period.

2. The amendment made by paragraph 1 above is effective immediately upon its execution by the Administrator.

To record the adoption of this Amendment No. 1, Edgen/Murray GP, LLC, as General Partner of Edgen/Murray, L.P., and therefore as Administrator of the Plan has executed this Amendment on this 29th day of September, 2006.

Edgen/Murray GP, LLC

By:	/s/ Nicholas Daraviras
Name:	Nicholas Daraviras
Title:	Authorized Signer